Q1 FY19 Earnings Release	Page 1 of 4

For more information contact:

Investor Relations
Suzanne DuLong
(206) 272-7049
s.dulong@f5.com

Public Relations
Nathan Misner
(206) 272-7494
n.misner@f5.com

F5 Networks Announces First Quarter Fiscal Year 2019 Results
Delivers GAAP EPS of $2.16 and non-GAAP EPS of $2.70 per diluted share
SEATTLE, WA - January 23, 2019 - F5 Networks, Inc. (NASDAQ: FFIV) today announced financial results for its fiscal 2019 first quarter ended December 31, 2018.
"F5 continues to advance its position in multi-cloud architectures with growing demand for software solutions driving 4% year over year total revenue growth in our first quarter," said François Locoh-Donou, F5 President and Chief Executive Officer. "We also delivered continued product and services revenue growth and stronger than expected non-GAAP earnings in the quarter."
"As customers deploy applications across complex hybrid and multi-cloud environments, the need for consistent security and reliable performance is becoming increasingly evident,” continued Locoh-Donou. “We believe F5 is uniquely positioned to solve this growing challenge for our customers with the multi-cloud application services their applications demand."
First Quarter Performance Summary
Revenue of $543.8 million for the first quarter of fiscal year 2019 was up 4% from $523.2 million in the first quarter of fiscal year 2018. Growth compared with the first quarter of fiscal year 2018 was driven by continued momentum in software solutions, which drove year over year product revenue growth for the third consecutive quarter.
GAAP net income for the first quarter of fiscal year 2019 was $130.9 million, or $2.16 per diluted share, compared to $88.4 million, or $1.41 per diluted share, in the first quarter of fiscal year 2018. Non-GAAP net income for the first quarter of fiscal year 2019 was $163.5 million, or $2.70 per diluted share, compared to $141.6 million, or $2.26 per diluted share in the first quarter of fiscal year 2018. Non-GAAP net income for the first quarter of fiscal year 2019 and the first quarter of fiscal year 2018 excludes the impact of stock-based compensation, amortization of purchased intangible assets, and non-recurring tax expenses and benefits. Non-GAAP net income for the first quarter of fiscal year 2019 also excludes facility exit costs.
A reconciliation of net income, earnings per share, and other measures on a GAAP to non-GAAP basis is included in the attached Consolidated Income Statements. In addition, additional information about non-GAAP financial information is included below.
Share Repurchase Program
During the first quarter of fiscal year 2019, F5 repurchased approximately 569 thousand shares of its common stock at an average price of $177.64 per share for an aggregate purchase price of $101.0 million. Highlighting its ongoing commitment to returning capital to shareholders, during the first quarter, F5’s Board of Directors announced it had authorized an incremental $1 billion for the Company's common share repurchase program.

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Business Outlook
For the second quarter of fiscal year 2019, ending March 31, 2019, the Company has set a revenue goal of $543 million to $553 million with a non-GAAP earnings target of $2.53 to $2.56 per diluted share.
All forward-looking non-GAAP measures included in the outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the impact of income tax reform, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast and conference call to review its financial results and outlook today, January 23, 2019 at 1:30 pm PT. The live webcast can be accessed at: https://www.f5.com/company/investor-relations. To participate in the live call via telephone in the U.S., dial 800-593-9913. Outside the U.S., dial +1-212-287-1824. Please call 10 minutes prior to the call start time. The webcast replay will be archived on F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5's business, future financial performance, sequential growth, projected revenues including target revenue and earnings ranges, income, earnings per share, share amount and share price assumptions, share repurchases, demand for application delivery networking, application delivery services, security, and software products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, optimization, and software and F5aaS offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; F5's ability to sustain, develop and effectively utilize distribution relationships; F5's ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5's ability to expand in international markets; the unpredictability of F5's sales cycle; F5’s share repurchase program; future prices of F5's common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated

Q1 FY19 Earnings Release	Page 3 of 4

financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, amortization of purchased intangible assets, acquisition-related charges, net of taxes, and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets, litigation expense, restructuring charges, facility exit costs, gain on sale of patents, non-recurring tax expenses and benefits, and acquisition-related charges. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation (“FASB ASC Topic 718”). Amortization of intangible assets is a non-cash expense. Investors should note that the use of intangible assets contribute to revenues earned during the periods presented and will contribute to revenues in future periods. Acquisition-related expenses consist of professional services fees incurred in connection with acquisitions. In addition, non-recurring costs associated with the relocation of the company's corporate headquarters have been excluded from GAAP net income for the purpose of measuring non-GAAP earnings and earnings per share in the first quarter of fiscal year 2019.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and is used by management in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 (NASDAQ: FFIV) gives the world’s largest businesses, service providers, governments, and consumer brands the freedom to securely deliver every app, anywhere-with confidence. F5 delivers cloud and security application services that enable organizations to embrace the infrastructure they choose without sacrificing speed and control.

Q1 FY19 Earnings Release	Page 4 of 4

For more information, go to f5.com. You can also follow @f5networks on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.

F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2018	2018
ASSETS
Current assets
Cash and cash equivalents	$480,121	$424,707
Short-term investments	652,475	614,705
Accounts receivable, net of allowances of $2,624 and $2,040	325,688	295,352
Inventories	31,559	30,568
Other current assets	129,793	52,326
Total current assets	1,619,636	1,417,658
Property and equipment, net	179,224	145,042
Long-term investments	413,690	411,184
Deferred tax assets	23,131	33,441
Goodwill	555,965	555,965
Other assets, net	100,250	42,186
Total assets	$2,891,896	$2,605,476
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$66,859	$57,757
Accrued liabilities	184,446	180,979
Deferred revenue	796,385	715,697
Total current liabilities	1,047,690	954,433
Other long-term liabilities	81,473	65,892
Deferred revenue, long-term	353,136	299,624
Deferred tax liabilities	409	35
Total long-term liabilities	435,018	365,551
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 60,058 and 60,215 shares issued and outstanding	13,277	20,427
Accumulated other comprehensive loss	(21,993)	(22,178)
Retained earnings	1,417,904	1,287,243
Total shareholders’ equity	1,409,188	1,285,492
Total liabilities and shareholders’ equity	$2,891,896	$2,605,476

F5 Networks, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 31,	December 31,
	2018	2017
Net revenues
Products	$233,877	$227,303
Services	309,893	295,888
Total	543,770	523,191
Cost of net revenues (1)(2)
Products	42,410	43,265
Services	44,304	44,122
Total	86,714	87,387
Gross profit	457,056	435,804
Operating expenses (1)(2)
Sales and marketing	164,259	167,934
Research and development	92,038	85,889
General and administrative	42,543	39,984
Total	298,840	293,807
Income from operations	158,216	141,997
Other income, net	7,095	2,145
Income before income taxes	165,311	144,142
Provision for income taxes	34,406	55,713
Net income	$130,905	$88,429

Net income per share — basic	$2.17	$1.42
Weighted average shares — basic	60,216	62,195

Net income per share — diluted	$2.16	$1.41
Weighted average shares — diluted	60,645	62,550

Non-GAAP Financial Measures
Net income as reported	$130,905	$88,429
Stock-based compensation expense (3)	38,689	40,948
Amortization of purchased intangible assets	1,774	2,805
Facility exit costs	2,456	—
Tax effects related to above items	(10,286)	(9,183)
Tax on deemed repatriation of undistributed foreign earnings	—	7,000
Remeasurement of net deferred tax assets due to change in U.S. tax rate	—	11,584
Net income excluding stock-based compensation expense, amortization of purchased intangible assets, facility exit costs and non-recurring tax expenses and benefits (non-GAAP) - diluted	$163,538	$141,583

Net income per share excluding stock-based compensation expense, amortization of purchased intangible assets, facility exit costs and non-recurring tax expenses and benefits (non-GAAP) - diluted	$2.70	$2.26

Weighted average shares - diluted	60,645	62,550

(1) Includes stock-based compensation as follows:
Cost of net revenues	$5,088	$5,450
Sales and marketing	15,519	15,478
Research and development	10,292	12,406
General and administrative	7,790	7,614
	$38,689	$40,948

(2) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$1,043	$2,028
Sales and marketing	206	252
General and administrative	525	525
	$1,774	$2,805

(3)    Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”)

F5 Networks, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended
	December 31,
	2018	2017
Operating activities
Net income	$130,905	$88,429
Adjustments to reconcile net income to net cash provided by operating activities:
Realized loss on disposition of assets and investments	43	49
Stock-based compensation	38,689	40,948
Provisions for doubtful accounts and sales returns	208	593
Depreciation and amortization	14,001	15,180
Deferred income taxes	2,714	14,226
Changes in operating assets and liabilities:
Accounts receivable	(28,921)	238
Inventories	(991)	722
Other current assets	(26,777)	11,517
Other assets	(157)	(696)
Accounts payable and accrued liabilities	2,022	(8,216)
Deferred revenue	66,122	26,967
Net cash provided by operating activities	197,858	189,957
Investing activities
Purchases of investments	(190,884)	(238,632)
Maturities of investments	151,537	113,771
Sales of investments	—	9,248
Cash provided by sale of fixed asset	—	1,000
Purchases of property and equipment	(21,046)	(6,491)
Net cash used in investing activities	(60,393)	(121,104)
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	18,900	19,915
Repurchase of common stock	(101,032)	(150,025)
Net cash used in financing activities	(82,132)	(130,110)
Net increase (decrease) in cash, cash equivalents and restricted cash	55,333	(61,257)
Effect of exchange rate changes on cash and cash equivalents	46	46
Cash, cash equivalents and restricted cash, beginning of period	425,894	674,452
Cash, cash equivalents and restricted cash, end of period	$481,273	$613,241